EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Eschelon Telecom, Inc. 2002 Stock Incentive Plan of our report dated March 4, 2005, with respect to the consolidated financial statements and schedule of Eschelon Telecom, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Minneapolis, Minnesota
September 13, 2005